As filed with the Securities and Exchange Commission on August 1, 2008
                                                     Registration No. 333-150051

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      POST-EFFECTIVE AMENDMENT NO. 2 TO THE
                                    FORM S-1
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            FEDERAL TRUST CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

           Florida                          6712                  59-2935028
       (State or Other                 (Primary Standard        (I.R.S. Employer
Jurisdiction of Incorporation     Industrial Classification      Identification
       or Organization)                   Code Number)                Number)


                        312 West First Street, Suite 110
                             Sanford, Florida 32771
                                 (407) 323-1833
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                                 Dennis T. Ward
                        312 West First Street, Suite 110
                             Sanford, Florida 32771
                                 (407) 323-1833
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                               Agent for Service)

                                   Copies to:
           Ned Quint, Esq.                       Randolph A. Moore III, Esq.
            Eric Luse Esq.                        Alison N. LaBruyere, Esq.
  Luse Gorman Pomerenk & Schick, P.C.                 Alston & Bird LLP
5335 Wisconsin Avenue, N.W., Suite 400             1201 W. Peachtree Street
        Washington, D.C. 20015                      Atlanta, Georgia 30309
           (202) 274-2000                                404-881-7794

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of a "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one)

  Large accelerated filer [ ]                   Accelerated filer  [X]

  Non-accelerated filer [ ]                     Smaller reporting company [X]
 (Do not check if a smaller reporting company)

PART II:    INFORMATION NOT REQUIRED IN PROSPECTUS

Application for Withdrawal and Deregistration of Common Stock

     On July 24, 2008, the Registrant's Board of Directors terminated the stock offering relating to this Registration Statement. This Post-Effective Amendment No. 2 is filed pursuant to Rule 477(a) under the Securities Act of 1933, as amended (the "Act") for the purpose of withdrawing the Registrant's Registration Statement on Form S-1, as amended (No. 333-150051), as declared effective by the Securities and Exchange Commission (the "Commission") on May 8, 2008, and deregistering 40,000,000 shares of the $.01 par value common stock (the "Common Stock"), 15,000,000 rights to purchase shares of Common Stock (the "Rights") and 10,000,000 warrants to purchase shares of Common Stock (the "Warrants") of the Registrant previously registered. The Registrant has ceased the use of its offering materials and no securities were sold in connection with this offering. The Registrant understands that the filing fees it paid will be held by the Commission pursuant to Rule 477 under the Act and pursuant to Rule 457(p) under the Act, may be applied to a future registration statement. The Registrant therefore requests withdrawal of its registration statement and deregistration of all of the shares of Common Stock, Rights and Warrants pursuant to this Registration Statement as soon as it is practicable after the filing of this Post-Effective Amendment No. 2.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Sanford, Florida, on August 1, 2008.

                                       FEDERAL TRUST CORPORATION


                                   By: \s\ Dennis T. Ward
                                       -----------------------------------
                                       Dennis T. Ward
                                       President and Chief Executive Officer
                                       (Duly Authorized Representative)

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.


             Signatures                                  Title                                   Date
             ----------                                  -----                                   ----

              *
 ------------------------------          Chairman of the Board of Directors
 Robert G. Cox


 \s\ Dennis T. Ward                      Director,    President   and   Chief               August 1, 2008
 -------------------------------         Executive     Officer     (Principal
 Dennis T. Ward                          Executive Officer)


 \s\ Gregory E. Smith                    Executive  Vice  President and Chief               August 1, 2008
 -------------------------------         Financial     Officer     (Principal
 Gregory E. Smith                        Financial and Accounting Officer)


              *
 ------------------------------          Director
 Samuel C. Certo

              *
 ------------------------------          Director
 Kenneth W. Hill

              *
 ------------------------------          Director
 A. George Igler

              *
 ------------------------------          Director
 Eric J. Reinhold

              *
 ------------------------------          Director
 Charles R. Webb

* Pursuant to the Power of Attorney filed with the Registration Statement on Form S-1 for Federal Trust Corporation filed on April 2, 2008.

/s/ Dennis T. Ward                                            August 1, 2008
---------------------------                                   --------------
Dennis T. Ward
Attorney-in-Fact